Exhibit 99.1

SRX GLOBAL INC. ANNOUNCES FISCAL THIRD QUARTER 2026 FINANCIAL RESULTS

Net Asset Value (“NAV”) of $62.9 million, or $3.22 per Common Share, Exceeding Preliminary Estimate of $3.07 per Share1

Ended the Quarter with $36.7 million of Cash, Cash Equivalents and Restricted Cash, $65.2 million in Current Assets, and $2.4 million in Total Liabilities, With No Debt Outstanding

Adjusted EBITDA Loss Improved 35% year over year to $1.6 million4

Strengthened Halo Operations, Exiting the Quarter with 98% Fill Rates and Record Prime Day Performance

NORTH PALM BEACH, FL – August 13, 2026 – SRX Global Inc. (NYSE American: SRXH) (the “Company” or “SRX”), an AI-enabled platform dedicated to generating long-term shareholder value through investments in high-conviction operating companies and strategic assets, today announced its financial results for the fiscal third quarter ended June 30, 2026.

THIRD QUARTER 2026 AND SUBSEQUENT HIGHLIGHTS3

●	Net sales increased 27% year over year to $3.4 million

●	Operating loss improved 63% year over year to $3.2 million

●	Net loss from continuing operations improved 40% year over year and 35% quarter over quarter to $4.1 million

●	Adjusted EBITDA loss improved 35% year over year to $1.6 million[4]

●	Ended the quarter with $36.7 million of cash, cash equivalents and restricted cash, $65.2 million in current assets and $2.4 million of total liabilities, with no debt outstanding.

●	Approved a 10 million share repurchase program; program capacity fully available following Black Out period related to 10-Q filing.

●	Declared a one-time cash dividend of $0.05 per share (~$1.3 million aggregate) to shareholders of record on July 22, 2026; the Company has fully funded the dividend distribution with its paying agent, which is completing distributions to eligible shareholders.

●	EMJX: Completed the acquisition of EMJX, an AI-enabled digital-asset treasury platform led by Eric M. Jackson, expanding the Company’s investment and capital allocation capabilities.

●	Halo: Improved fill rates to an average of 93% for the quarter and 98% in June. Halo delivered record Prime Day performance, including 13% year-over-year growth in New-to-Brand customers and search cost-per-click of $2.51, approximately 8% below the pet category benchmark.[5]

“The third quarter was transformational for SRX Global,” commented Kent Cunningham, Chief Executive Officer. “We completed the acquisition of EMJX, strengthened Halo’s underlying operations and ended the quarter with a highly liquid balance sheet and approximately $62.9 million in NAV. Together, these accomplishments reflect our focus on both sides of the SRX strategy: deploying capital across high-conviction opportunities and strategic assets while improving the performance of the operating businesses we own.”

EMJX AND INVESTMENT PERFORMANCE

The Company completed its acquisition of EMJX on June 16, 2026 and has begun integrating EMJX’s AI-driven insights into its investment decision-making framework. EMJX utilizes quantitative models, artificial intelligence and systematic risk controls to evaluate investment opportunities and manage risk across market cycles. Based on hypothetical, system-generated model performance from the model’s February 11, 2026 inception through June 30, 2026, the EMJX strategy model experienced a maximum drawdown of approximately 10.6%, compared with approximately 28% to 58% across its four primary benchmark comparators over the same period.²

During the 14-day period from June 16 through June 30, during which Bitcoin declined approximately 10.8%, the EMJX strategy model generated hypothetical performance of 4.3%, representing approximately 15.1 percentage points of outperformance relative to Bitcoin, and outperformed each of its four primary benchmark comparators.² Given the limited 14-day post-acquisition measurement period, the Company intends to focus on the strategy’s risk profile and downside management as it evaluates performance over a longer period.

SRX believes its current capital allocation priorities provide multiple avenues for long-term value creation:

●	Halo: Capital allocated to support revenue growth, margin expansion and continued optimization of the business.

●	EMJX: Capital allocated to the phased deployment of the Company’s internal Gen 2 digital-asset treasury strategy, alongside continued commercialization of the EMJX platform.

●	High-Conviction Investments: Capital deployed selectively into minority investments across areas including technology and fintech, biotechnology, consumer businesses, and critical infrastructure and materials, based on expected risk-adjusted returns.

●	Risk Management: The Company utilizes systematic hedging strategies as part of its broader investment and treasury framework to manage downside risk across applicable portfolio exposures.

Separately, during the fiscal third quarter, the Company recognized a $1.4 million loss from changes in the fair value of digital assets, partially offset by $0.6 million in aggregate gains from changes in the fair value of equity securities and derivative liabilities. These amounts reflect the Company’s GAAP accounting for its investment holdings and are separate from the EMJX hypothetical, system-generated model performance described above.

The Company is taking a disciplined, phased approach to deploying capital informed by the EMJX strategy and expects to provide additional performance information as a meaningful history of actual capital deployment develops.

BALANCE SHEET AND NET ASSET VALUE

As of June 30, 2026, the Company reported $65.2 million in current assets and $2.4 million in total liabilities, with no debt outstanding. Based on the Company’s previously disclosed NAV methodology, net asset value was approximately $62.9 million or $3.22 per common share, exceeding the preliminary estimates of $60.0 million NAV and $3.07 NAV per share announced on July 8, 2026. Current assets included $36.7 million in aggregate cash, cash equivalents, and restricted cash; $7.5 million in highly liquid short-term investments; $5.5 million in equity securities; $4.9 million in notes receivable; $2.1 million in digital assets; $6.2 million in aggregate accounts receivable and inventories; and $2.3 million in prepaid expenses and other current assets. The Company believes its liquidity and balance sheet provide significant flexibility to execute its capital allocation strategy.

1Net Asset Value (“NAV”) is calculated directly from the amounts reported in the Company’s unaudited condensed consolidated balance sheets as of June 30, 2026 as total current assets of $65.2 million less total liabilities of $2.4 million, resulting in NAV of approximately $62.9 million. NAV per common share is calculated by dividing NAV by 19,517,637 common shares outstanding after giving effect to the Company’s one-for-sixty reverse stock split effective July 6, 2026. NAV and NAV per common share are presented as supplemental financial measures used by management to provide investors with additional information regarding the Company’s current assets relative to its liabilities and should not be considered substitutes for measures presented in accordance with U.S. GAAP.

2EMJX strategy model performance metrics presented herein are hypothetical, system-generated model results and do not represent actual trading results or returns earned on capital invested by the Company. Maximum drawdown represents the largest peak-to-trough percentage decline generated by the EMJX strategy model during the applicable measurement period. The approximately 10.6% maximum drawdown is measured from the strategy’s February 11, 2026 inception through June 30, 2026. Comparative maximum drawdowns were measured over the same period using IBIT, ETHA, MSTR and BMNR as the strategy’s four primary benchmark comparators and ranged from approximately 28% to 58%. The 4.3% model performance represents the 14-day post-acquisition period from June 16 through June 30, 2026. Performance prior to the Company’s acquisition of EMJX on June 16, 2026 represents historical system-generated model performance prior to its acquisition by the Company. System-generated model performance is hypothetical, does not represent actual trading results or returns on Company capital, and may not be indicative of future results. Benchmark comparisons are provided for informational purposes and do not represent directly comparable investment products or strategies.

3 Prior-year comparisons reflect results of continuing operations from April 24, 2025 through June 30, 2025 following the completion of the Company’s reverse merger and therefore represent a shorter comparative operating period.

4Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net loss from continuing operations, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

5Halo Prime Day performance metrics are based on data and analysis provided by the Company’s third-party agency partners. New-to-Brand (“NTB”) measures customers purchasing Halo products who had not purchased from the brand during the applicable prior measurement period and is used by management as an indicator of customer acquisition and brand reach. Cost-per-click (“CPC”) represents the average advertising cost incurred for each click generated through paid search and is used by management as an indicator of digital advertising efficiency. The pet category CPC benchmark represents comparative category data provided by the Company’s agency partners for the applicable Prime Day measurement period. Management monitors NTB and CPC, among other measures, to evaluate Halo’s ability to acquire new customers and generate demand efficiently.

SRX Global Inc. (formerly SRx Health Solutions, Inc.)

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net sales	$3,392	$2,673	$9,638	$2,673
Cost of goods sold	2,488	2,642	6,405	2,642
Gross profit	904	31	3,233	31
Operating expenses:
Selling, general and administrative	4,105	8,637	12,042	8,637
Loss from continuing operations	(3,201)	(8,606)	(8,809)	(8,606)
Other expense (income):
Interest expense, net	569	(30)	3,637	(30)
Loss/(Gain) on extinguishment of debt	(469)	—	2,588	—
Change in fair value of digital assets	1,410	—	4,768	—
Change in fair value of equity securities	(12)	—	481	—
Change in fair value of derivative liabilities	(578)	—	(1,170)	—
Bargain purchase gain	—	(1,693)	—	(1,693)
Other income, net	19	(32)	16	(32)
Total other expense, net	939	(1,755)	10,320	(1,755)
Net loss before income taxes	(4,140)	(6,851)	(19,129)	(6,851)
Income tax expense	—	—	6	—
Net loss from continuing operations	(4,140)	(6,851)	(19,135)	(6,851)
Loss from discontinued operations	—	(8,282)	—	(22,894)
Net loss	$(4,140)	$(15,133)	$(19,135)	$(29,745)
Weighted average number of shares outstanding, basic	11,420,008	340,019	5,629,712	322,245
Weighted average number of shares outstanding, diluted	11,420,008	340,019	5,629,712	322,245
Loss per share, basic	$(0.36)	$(44.51)	$(3.40)	$(92.31)
Loss per share, diluted	$(0.36)	$(44.51)	$(3.40)	$(92.31)

SRX Global Inc. (formerly SRx Health Solutions, Inc.)

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	June 30, 2026	September 30, 2025
Assets
Current Assets
Cash and cash equivalents	$35,186	$1,309
Restricted cash	1,500	—
Short-term investments	7,502	—
Accounts receivable, net	3,629	3,945
Inventories, net	2,611	2,078
Notes receivable	4,940	—
Digital assets	2,120	—
Investment in equity securities	5,500	—
Prepaid expenses and other current assets	2,254	794
Total Current Assets	65,242	8,126
Fixed assets, net	9	88
Intangible assets, net	79,981	—
Right-of-use assets, operating leases	—	20
Other assets	125	168
Total Assets	$145,357	$8,402
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$1,277	$2,147
Accrued liabilities	1,091	1,375
Operating lease liability, short-term	—	21
Total Current Liabilities	2,368	3,543
Convertible debt, long-term	—	4,452
Total Liabilities	2,368	7,995
Stockholders’ Equity
Common Stock, $0.001 par value, 5,000,000,000 shares authorized, 19,517,637 & 416,542 shares issued and outstanding as of June 30, 2026, and September 30, 2025, respectively	1,174	31
Preferred Stock, $0.001 par value, 4,000,000 shares authorized, 5,660 & zero shares issued and outstanding as of June 30, 2026 and September 30, 2025, respectively	—	—
Additional paid-in capital, common stock	180,717	23,304
Additional paid-in capital, preferred stock	3,161	—
Accumulated deficit	(42,063)	(22,928)
Total Stockholders’ Equity	142,989	407
Total Liabilities and Stockholders’ Equity	$145,357	$8,402

SRX Global Inc.

Non-GAAP Measures

Adjusted EBITDA

We define Adjusted EBITDA to supplement the financial measures prepared in accordance with GAAP. Adjusted EBITDA adjusts EBITDA to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net loss: interest expense, depreciation and amortization, tax expense, share-based compensation, loss on extinguishment of debt, change in fair value of digital assets, change in fair value of equity securities, change in fair value of derivative liabilities, transaction-related expenses, and other non-recurring expenses.

We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the years indicated (in thousands):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025*	2026	2025*
Net loss	$(4,140)	$(6,851)	$(19,135)	$(6,851)
Interest expense, net	569	(30)	3,637	(30)
Depreciation and amortization	15	16	(46)	16
Income tax expense	—	—	6	—
EBITDA	(3,556)	(6,865)	(15,538)	(6,865)
Non-cash share-based compensation (a)	—	2,032	961	2,032
Loss/(Gain) on extinguishment of debt	(469)	—	2,588	—
Change in fair value of digital assets	1,410	—	4,768	—
Change in fair value of equity securities	(12)	—	481	—
Change in fair value of derivative liabilities	(578)	—	(1,170)	—
Bargain purchase gain	—	(1,693)	—	(1,693)
Transaction related (b)	1,451	4,017	4,218	4,017
Non-recurring and other expenses (c)	184	85	463	85
Adjusted EBITDA	$(1,570)	$(2,424)	$(3,229)	$(2,424)

(a) Non-cash expenses related to equity compensation awards for certain directors, officers and employees for services in their capacity as such.

(b) Represents transaction, financing, treasury, litigation, and other non-recurring corporate costs, including legal, audit, valuation, professional, SEC filing, due diligence, transfer agent, and capital markets-related fees associated with the Company’s financing, treasury, and trading activities, which are not considered part of normal recurring operations.

(c) Other single-occurrence expenses, which consist of strategic rebranding, systems implementation and technology transformation, initiatives and other non-recurring costs.

*Prior-year results reflect only the results for the Halo business within the Better Choice Company, Inc. The operations of SRx Canada, the Company’s former specialty healthcare business, were deconsolidated during the fiscal year September 30, 2025 and are presented as discontinued operations. Accordingly, prior year amounts for SRx Canada are not presented.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete proposed transactions, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact:

SRX Global Inc.

Kent Cunningham, Chief Executive Officer

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com